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                                                                  Exhibit (11.0)

                               BADGER METER, INC.

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
      (Restated for impact of two-for-one split effective April 18, 1997)


                                               Year ended December 31
                                          1996         1995         1994
    PRIMARY                                             (1)          (1)
    Shares
    Average shares outstanding         3,539,728     3,508,450   3,461,530
    Shares issuable upon exercise of
       stock options                     158,735        74,384      59,120
                                      ------------------------------------
    Total                              3,698,463     3.582.834   3,520,650
                                      ====================================

    Net Earnings                      $5,126,655   $3,718,679   $3,215,527
                                      ====================================

    Net Earnings per share            $     1.39   $     1.04   $      .91
                                      ====================================


    FULLY DILUTED

    Shares
    Average shares outstanding         3,539,728    3,508,450    3,461,530
    Shares issuable upon exercise of
       stock options                     242,052       95,498       65,452
                                      ------------------------------------
    Total                              3,781,780    3,603,948    3,526,982
                                      ====================================


    Net Earnings                      $5,126,655   $3,718,679   $3,215,527
                                      ====================================


    Net Earnings per share            $     1.36   $     1.03   $      .91
                                      ====================================


    Percentage dilution                      6.4%         2.6%         1.9%


(1) Earnings per share for 1995 and 1994 financial statement purposes does not include common stock equivalants since dilution was less than 3%.


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